Exhibit 99.1

JOHNSON & JOHNSON REPORTS 2020 SECOND-QUARTER RESULTS:
•Sales of $18.3 billion reflecting a decline of 10.8%, operational decline of 9.0%* and adjusted operational decline of 8.8%*, primarily driven by the negative impact of the COVID-19 pandemic

•EPS of $1.36 decreased 34.6%; adjusted EPS of $1.67 decreased 35.3%*; 2019 included gain from sale of Advanced Sterilization Products (ASP) business

•Company increasing Full Year Sales and EPS guidance

New Brunswick, N.J. (July 16, 2020) – Johnson & Johnson (NYSE: JNJ) today announced results for second-quarter 2020. “Our second quarter results reflect the impact of COVID-19 and the enduring strength of our Pharmaceutical business, where we saw continued growth even in this environment,” said Alex Gorsky, Chairman and Chief Executive Officer. “Thanks to the tireless work of our colleagues around the world and our broad range of capabilities, we continue to successfully navigate the external landscape, and we remain focused on advancing the development of a vaccine to help address this pandemic and save lives.“ Mr. Gorsky continued, “We are bringing together our best minds, our global footprint and our sophisticated supply chain technology to deliver on our commitment to provide the vaccine on a not-for-profit basis for emergency pandemic use, globally. We know the need is urgent, and every day we commit to doing our part to find a solution for the global good.”
OVERALL FINANCIAL RESULTS:
1 Non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in accompanying schedules
2 Excludes the impact of translational currency
3 Excludes the net impact of acquisitions and divestitures and translational currency
4 Excludes intangible amortization expense and special items

REGIONAL SALES RESULTS:

1 Non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in accompanying schedules
2 Excludes the impact of translational currency
3 Excludes the net impact of acquisitions and divestitures and translational currency
Note: values may have been rounded

SEGMENT SALES RESULTS:

1 Non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in accompanying schedules
2 Excludes the impact of translational currency
3 Excludes the net impact of acquisitions and divestitures and translational currency
Note: values may have been rounded

SEGMENT COMMENTARY:

Consumer Health
Consumer Health worldwide operational sales, excluding the net impact of acquisitions and divestitures, declined by 3.4%* as results were negatively impacted by the COVID-19 pandemic most notably reflected in skin health and beauty care products, followed by women’s health care products and international baby care products. Partially offsetting this impact was growth in over-the-counter products including TYLENOL analgesics; digestive health products and ZARBEE’S NATURALS; and LISTERINE mouthwash in oral care products. Both over-the-counter and oral care products were positively impacted by COVID-19.

Pharmaceutical
Pharmaceutical worldwide operational sales, excluding the net impact of acquisitions and divestitures, grew 3.9%* driven by STELARA (ustekinumab), a biologic for the treatment of a number of immune-mediated inflammatory diseases, DARZALEX (daratumumab), for the treatment of multiple myeloma, IMBRUVICA (ibrutinib), an oral, once-daily therapy approved for use in treating certain B-cell malignancies, a type of blood or lymph node cancer, ERLEADA (apalutamide), a next-generation androgen receptor inhibitor for the treatment of patients with prostate cancer, TREMFYA (guselkumab), a biologic for the treatment of adults living with moderate to severe plaque psoriasis, UPTRAVI (selexipag), an oral prostacyclin receptor agonist used to treat pulmonary arterial hypertension and reduce hospitalization, INVEGA SUSTENNA/XEPLION/INVEGA TRINZA/TREVICTA (paliperidone palmitate), long-acting, injectable atypical antipsychotics for the treatment of schizophrenia in adults, and OPSUMIT (macitentan), an oral endothelin receptor antagonist indicated for the treatment of pulmonary arterial hypertension to delay disease progression. This growth was partially offset by the negative impact of COVID-19 as well as biosimilar and generic competition, with declines primarily in REMICADE (infliximab), a biologic approved for the treatment of a number of immune-mediated inflammatory diseases, international VELCADE (bortezomib), a proteasome inhibitor for the treatment of multiple myeloma, and ZYTIGA (abiraterone acetate), an oral, once-daily medication for use in combination with prednisone for the treatment of metastatic castration-resistant prostate cancer.

Medical Devices
Medical Devices worldwide operational sales, excluding the net impact of acquisitions and divestitures, declined by 32.5%* primarily driven by the negative impact of the COVID-19 pandemic and the associated deferral of medical procedures to our Surgery, Orthopaedics, Vision and Interventional Solutions businesses.

NOTABLE NEW ANNOUNCEMENTS IN THE QUARTER:
The information contained in this section should be read in conjunction with Johnson & Johnson’s other disclosures filed with the Securities and Exchange Commission, including its Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Copies of these filings are available online at www.sec.gov, www.jnj.com or on request from Johnson & Johnson. The reader is also encouraged to review all other news releases available online in the Investors section of the Company’s website at news releases.

Regulatory Approvals	TREMFYA (guselkumab) – U.S. Food and Drug Administration (FDA) Approves for Adult Patients with Active Psoriatic Arthritis (PsA)¹	(press release)
	ZABDENO (Ad26.ZEBOV) and MVABEA (MVA-BN-Filo) – European Commission Approves Janssen’s Preventive Ebola Vaccine¹	(press release)
	DARZALEX (daratumumab) – European Commission (EC) Grants Marketing Authorisation for Subcutaneous Formulation for all Currently Approved Intravenous Formulation Indications	(press release)
	SIRTURO (bedaquiline) – U.S. FDA Approves New Pediatric Formulation as Part of Combination Therapy to Treat Children with Pulmonary Multidrug-Resistant Tuberculosis	(press release)
	DARZALEX FASPRO (daratumumab and hyaluronidase-fihj) – U.S. FDA Approves a new Subcutaneous Formulation of Daratumumab in the Treatment of Patients with Multiple Myeloma	(press release)
	IMBRUVICA (ibrutinib) – U.S.FDA Approves IMBRUVICA Plus Rituximab for Treatment of Patients with Chronic Lymphocytic Leukemia (CLL)	(press release)
Regulatory Submissions	SIMPONI ARIA (golimumab) – Submission to the U.S. Food and Drug Administration (FDA) for the Treatment of Polyarticular Juvenile Idiopathic Arthritis and Juvenile Psoriatic Arthritis	(press release)
Other	STELARA (ustekinumab) Discontinuation of Phase 3 LOTUS Study in Systemic Lupus Erythematosus	(press release)
	Johnson & Johnson Announces Acceleration of its COVID-19 Vaccine Candidate; Phase 1/2a Clinical Trial to Begin in Second Half of July	(press release)
	Biosense Webster Unveils Late-Breaking Results from PRECEPT Study in Patients with Persistent Atrial Fibrillation	(press release)
1 Subsequent to the quarter

FULL-YEAR 2020 GUIDANCE:

Johnson & Johnson does not provide GAAP financial measures on a forward-looking basis because the Company is unable to predict with reasonable certainty the ultimate outcome of legal proceedings, unusual gains and losses, acquisition-related expenses and purchase accounting fair value adjustments without unreasonable effort. These items are uncertain, depend on various factors, and could be material to Johnson & Johnson's results computed in accordance with GAAP.
The estimated impact of the COVID-19 pandemic is included in the guidance below.

July 2020	April 2020
($ in Billions, except EPS)

Adjusted Operational Sales[1,2] Change vs. Prior Year	(0.8%) - 1.0%	(3.0%) - 0.5%
Operational Sales[2] Change vs. Prior Year	$81.0 to $82.5 (1.3%) - 0.5%	$79.2 to $82.2 (3.5%) - 0.0%
Estimated Reported Sales[3] Change vs. Prior Year	$79.9 to $81.4 (2.6%) - (0.8%)	$77.5 to $80.5 (5.5%) - (2.0%)

Adjusted Operational EPS (Diluted)[2,4] Change vs. Prior Year	$7.85 to $8.05 (9.6%) - (7.3%)	$7.65 to $8.05 (11.9%) - (7.3%)
Adjusted EPS (Diluted)[3,4] Change vs. Prior Year	$7.75 to $7.95 (10.7%) - (8.4%)	$7.50 to $7.90 (13.6%) - (9.0%)
1 Non-GAAP financial measure; excludes the net impact of acquisitions and divestitures
2 Non-GAAP financial measure; excludes the impact of translational currency
3 Calculated using Euro Average Rate: July 2020 = $1.12 Euro Average Rate: April 2020 = $1.09 (Illustrative purposes only)
4 Non-GAAP financial measure; excludes intangible amortization expense and special items

Other modeling considerations will be provided on the webcast.

WEBCAST INFORMATION:
Johnson & Johnson will conduct a conference call with investors to discuss this earnings release today at 8:00 a.m., Eastern Time. A simultaneous webcast of the call for investors and other interested parties may be accessed by visiting the Johnson & Johnson website. A replay and podcast will be available approximately two hours after the live webcast in the Investors section of the Company's website at events-and-presentations.

ABOUT JOHNSON & JOHNSON:
At Johnson & Johnson, we believe good health is the foundation of vibrant lives, thriving communities and forward progress. That’s why for more than 130 years, we have aimed to keep people well at every age and every stage of life. Today, as the world’s largest and most broadly-based health care company, we are committed to using our reach and size for good. We strive to improve access and affordability, create healthier communities, and put a healthy mind, body and environment within reach of everyone, everywhere. We are blending our heart, science and ingenuity to profoundly change the trajectory of health for humanity.

NON-GAAP FINANCIAL MEASURES:
*Operational sales growth excluding the impact of translational currency, adjusted operational sales growth excluding the net impact of acquisitions and divestitures and translational currency, as well as adjusted net earnings, adjusted diluted earnings per share and adjusted operational diluted earnings per share excluding after-tax intangible amortization expense and special items, are non-GAAP financial measures and should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Except for guidance measures, reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the accompanying financial schedules of the earnings release and the Investors section of the Company's website at quarterly-results.

Copies of the financial schedules accompanying this earnings release are available on the Company’s website at quarterly-results. These schedules include supplementary sales data, a condensed consolidated statement of earnings, reconciliations of non-GAAP financial measures, and sales of key products/franchises. Additional information on Johnson & Johnson, including adjusted income before tax by segment, a pharmaceutical pipeline of selected compounds in late stage development and a copy of today’s earnings call presentation can also be found in the Investors section of the Company's website at quarterly-results.

NOTE TO INVESTORS CONCERNING FORWARD-LOOKING STATEMENTS:
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things: future operating and financial performance, product development, market position and business strategy. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Johnson & Johnson. Risks and uncertainties include, but are not limited to: risks related to the impact of the COVID-19 global pandemic, such as the scope and duration of the outbreak, government actions and restrictive measures implemented in response, material delays and cancellations of medical procedures, supply chain disruptions and other impacts to the business, or on the Company’s ability to execute business continuity plans, as a result of the COVID-19 pandemic, economic factors, such as interest rate and currency exchange rate fluctuations; competition, including technological advances, new products and patents attained by competitors; challenges inherent in new product research and development, including uncertainty of clinical success and obtaining regulatory approvals; uncertainty of commercial success for new and existing products; challenges to patents; the impact of patent expirations; the ability of the Company to successfully execute strategic plans; the impact of business combinations and divestitures; manufacturing difficulties or delays, internally or within the supply chain; product efficacy or safety concerns resulting in product recalls or regulatory action; significant adverse litigation or government action, including related to product liability claims; changes to applicable laws and regulations, including tax laws and global health care reforms; trends toward health care cost containment; changes in behavior and spending patterns of purchasers of health care products and services; financial instability of international economies and legal systems and sovereign risk; increased scrutiny of the health care industry by government agencies. A further list and descriptions of these risks, uncertainties and other factors can be found in Johnson & Johnson's Annual Report on Form 10-K for the fiscal year ended December 29, 2019, including in the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” in the Company’s most recently filed Quarterly Report on Form 10-Q and the Company’s subsequent filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov, www.jnj.com or on request from Johnson & Johnson. Any forward-looking statement made in this release speaks only as of the date of this release. Johnson & Johnson does not undertake to update any forward-looking statement as a result of new information or future events or developments.

Press Contacts: Investor Contacts:

Cristal Downing  Christopher DelOrefice  Matthew Stuckley
(732) 524-3283  (732) 524-2955   (732) 524-2617
(908) 616-8833 (M)